Exhibit 99.06

New Release
FOR IMMEDIATE RELEASE

Contacts:	Valerie Haertel (Investor Relations)	John Meyers (Media)
	(212) 969-6414	(212) 969-2301
	investor_relations@acml.com	john_meyers@acml.com

ALLIANCE CAPITAL ANNOUNCES BROADENING OF SENIOR MANAGEMENT TEAM

New York, NY, March 10, 2003 — Alliance Capital Management Holding L.P. (“Alliance Holding”) (NYSE: AC) and Alliance Capital Management L.P. (“Alliance Capital”) announce that effective June 30, 2003, Lewis A. Sanders will become Chief Executive Officer of Alliance Capital.  Bruce W. Calvert, currently Alliance’s Chairman and Chief Executive Officer, will continue as Chairman.  John D. Carifa will continue as the firm’s President and Chief Operating Officer.

                Mr. Calvert said he believes the time is right to separate the offices of Chairman and CEO in the long-term interests of the business.  He believes that Lewis Sanders is the right person with the right experience — including his very successful years as Sanford C. Bernstein’s CEO — to take on the responsibilities of Alliance Capital CEO.  Mr. Calvert remains committed to full-time work at the firm, where he will retain his responsibilities as Chairman and work more closely than he was able to do before with Alliance’s growth-investing teams.

                “I’ve viewed Lew as a potential successor since we acquired Sanford C. Bernstein in 2000,” Mr. Calvert said.  “He built a great firm while he was Bernstein’s CEO and has developed a solid understanding of Alliance’s broader business over the last two and a half years.  I believe he’ll provide excellent leadership as we continue to build on Alliance’s already strong position in our industry.”

Lewis A. Sanders

Mr. Sanders was elected Director, Vice Chairman, and Chief Investment Officer of Alliance Capital Management Corporation on October 2, 2000.  Prior thereto, he served as Chairman and Chief Executive Officer of Sanford C. Bernstein & Co., Inc., which he joined in 1968 as a research analyst.  Mr. Sanders is a Chartered Financial Analyst, a New York Stock Exchange supervisory analyst and was a member of the Institutional Investor All-America Research Team for four years.

ABOUT ALLIANCE CAPITAL

Alliance Capital is a leading global investment management firm providing investment management services for many of the largest U.S. public and private employee benefit plans, foundations, public employee retirement funds, pension funds, endowments, banks, insurance companies and high-net-worth individuals worldwide. Alliance Capital is also one of the largest mutual fund sponsors, with a diverse family of globally distributed mutual fund portfolios. As one of the world’s leading global investment management organizations, Alliance Capital is able to compete for virtually any portfolio assignment in any developed capital market in the world.

Alliance Holding owns approximately 30.7% of the units of limited partnership interest in Alliance Capital. AXA Financial, Inc. owns approximately 1.9% of the outstanding publicly traded Alliance Holding Units and approximately 54.6% of the outstanding Alliance Capital Units, which, including the general partnership interests in Alliance Capital and Alliance Holding, represent an approximate 55.7% economic interest in Alliance Capital. AXA Financial, Inc. is a wholly owned subsidiary of AXA, one of the largest global financial services organizations.  Additional information may be found at www.alliancecapital.com.

Forward-Looking Statements

Certain statements provided by Alliance Capital and Alliance Holding in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  The most significant of such factors include, but are not limited to, the following: the performance of financial markets, the investment performance of Alliance Capital’s sponsored investment products and separately managed accounts, general economic conditions, future acquisitions, competitive conditions, and government regulations, including changes in tax rates.  Alliance Capital and Alliance Holding caution readers to carefully consider such factors.  Further, such forward-looking statements speak only as of the date on which such statements are made; Alliance Capital and Alliance Holding undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.